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                                                                     EXHIBIT 3.4

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF


                               ONE UP CORPORATION
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                  (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

               Article One is being amended to read as follows:

                The name of the corporation is MigraTEC, Inc.







SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

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    THIRD: The date of each amendment's adoption: February 12, 1998
                                                 ------------------

    FOURTH: Adoption of Amendment(s) (CHECK ONE)

         [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were
                  sufficient for approval by                            ."
                                             ---------------------------
                                                    voting group

         [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

         [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


          Signed this 12th day of February, 1998.


    Signature       /s/ CURTIS OVERSTREET
             -----------------------------------------------------------
              (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR

                  (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                               Curtis Overstreet
                  -------------------------------------------
                             Typed or printed name

                             President and Director
                  -------------------------------------------
                                     Title
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                                     [SEAL]


                    [FLORIDA DEPARTMENT OF STATE LETTERHEAD]

    February 18, 1998

    CYNTHIA K. ALDERMAN
    12801 STEMMONS FREEWAY
    SUITE 710
    FARMERS BRANCH, TX 75234



    Re: Document Number K68350

    The Articles of Amendment to the Articles of Incorporation for ONE UP CORPORATION which changed its name to MIGRATEC, INC., a Florida corporation, were filed on February 16, 1998.

    The certification requested is enclosed.

    Should you have any question regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.


    Karen Gibson
    Corporate Specialist
    Division of Corporations           Letter Number:798A00009305

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               [STATE OF FLORIDA DEPARTMENT OF STATE LETTERHEAD]


    I certify from the records of this office that MIGRATEC, INC. is a corporation organized under the laws of the State of Florida, filed on February 24, 1989.

    The document number of this corporation is K68350.

    I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on February 11, 1998, and its status is active.

    I further certify that said corporation has not filed Articles of Dissolution.






                                              Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                            Eighteenth day of February, 1998


    [SEAL]

                                                   /s/ SANDRA B. MORTHAM
                                                   Sandra B. Mortham
                                                   Secretary of State